                                                                     EXHIBIT 3.3

                        THE COMMONWEALTH OF MASSACHUSETTS

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, SECRETARY
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                            ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)

                                    ARTICLE I

                         The name of the corporation is:

                             ALTERNATE ENERGY, INC.

                                    ---------

                                    ARTICLE II

      The purpose of the corporation is to engage in the following business activities:

     The recycling, transfer, transporting, and disposal of solid waste as well as the recycling of waste to energy for both residential and commercial uses as well as those purposes enumerated on pages 2A and 2B appended hereto.


NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER LEAVING A LEFT HAND MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE CONTINUED ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH SUCH ADDITION IS CLEARLY INDICATED.

[SIDENOTE]

/s/ [ILLEGIBLE]
---------------
 Examiner


/s/ [ILLEGIBLE]
---------------
 Name
 Approved


C    / /
P    /X/
M    / /
R.A. / /

/s/ [ILLEGIBLE]
---------------
 P.C.

                                   ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

        WITHOUT PAR VALUE STOCKS

     TYPE           NUMBER OF SHARES
-------------------------------------
COMMON:              200,000

PREFERRED:

            WITH PAR VALUE STOCKS

   TYPE        NUMBER OF SHARES       PAR VALUE
------------------------------------------------
COMMON:

PREFERRED:

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of such series then established with any class.

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

     Those restrictions appearing on page 5A appended hereto.

                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None".)

     Those provisions appearing on page 6A and 6A continuation appended hereto.

NOTE: THE PRECEEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                                                          ALTERNATE ENERGY, INC.

PAGE 2A:  CORPORATION'S PURPOSES

          To carry on a general mercantile business in any state or territory of the United States and any foreign country.

          To act for others as agent, broker, factor, manager or in any other lawful manner and to join with others in any enterprise.

          To buy, lease, or otherwise acquire, and to hold, sell assign transfer, mortgage, pledge or otherwise dispose of, and deal in, personal property of all kinds wherever located.

          To buy, lease, or otherwise aquire, hold, improve, maintain, supervise, operate, exchange, sell, lease, pledge, mortgage, or otherwise dispose of real estate or interests therein, in any state or territory of the United States or foreign country, but only as may be necessary or incidental to carrying on any part or parts of the business of the corporation.

          To subscribe for, buy, aquire, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of, and to deal in, stocks, bonds, notes, obligations and securities of any corporations, joint stock companies, trusts, associations, firms or persons and the bonds and securities of the Unites States and any state thereof, and any country, district or municipality and of any agency, and any of the foregoing and of any foreign government or agency, and as owner thereof to exercise all rights, powers and privileges of ownership, including, without limitation, the right to vote.

          To aquire the good will and property of any corporation, joint stock companies, trusts, associations, firms, or persons, and to undertake, guarantee, endorse or assume the whole or any part of the obligations or liabilities thereof, including without limitation, leases and contracts.

          To borrow money and to make and issue bonds, debentures, note and evidences of indebtedness of the corporation and secure the same by the mortgage, pledge, or other transfer of all of any part of its properties.

          To lend money or credit to, to guarantee the performance of any contract or obligation, and to aid in any other manner, corporations, joint stock companies, trusts, associations, and firms obligation of which and any interest in which is held by the corporations, or in the affairs or prosperity of which this corporation has an interest, and to secure any such undertaking made by it by the mortgage, pledge or other transfer of all or any part of its properties.

                                                          ALTERNATE ENERGY, INC.

PAGE 2A: continued . . .

          To aquire, hold, use, sell, assign, grant licenses in respect of, mortgage, or otherwise dispose of, any and all trademarks, trade names, formulas secret processes, franchises, and any and all inventions, improvements, letters, patents or copyrights of the United States or for any other country.

          To purchase or otherwise aquire, and to hold, sell, assign transfer, mortgage, pledge, or otherwise dispose of and deal in, the stock of a corporation.

          To do any and all of the things set forth to the same extent as natural persons might or could do in any part of the world as principals, agents, or otherwise, and either alone or with others, and to do every act or thing necessary, convenient or proper for the accomplishment of any of the objects herein enumerated, or incidental to any of the powers herein stated, provided the same be not inconsistent with the laws of the Commonwealth of Massachusetts applicable to business corporations.

          The foregoing clauses shall be construed both as objects and powers and it is expressly intended that no specific enumeration shall restrict in any way any general language, that none of the purposes set forth in any of the above clauses shall be limited or restricted in any way by the terms of any other clause, that each purpose may be pursued independently of any other purpose from time to time and wherever deemed desirable, and that the corporation shall have possess all the rights, privileges and powers now or hereafter conferred by the laws of the Commonwealth of Massachusetts upon business corporations organized under such laws.

PAGE 5A:  RESTRICTIONS UPON THE TRANSFER OF SHARES OF STOCK

          Any Stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the manner following: He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereof either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

          After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

          No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

                                                          ALTERNATE ENERGY, INC.

PAGE 6A:  OTHER LAWFUL PROVISIONS FOR CONDUCT AND REGULATIONS, ETC.

          The Board of Directors of the corporation may make, amend, or repeal the by-laws of the corporation, in whole or in part, except with respect to any provisions thereof which, by law, the articles of organization, or the by-laws, requires action exclusive by the stockholders entitled to vote thereon; but any by-law adopted by the Board of Directors may be amended or repealed.

          All meetings of stockholders of the corporation may be held within the Commonwealth of Massachusetts or elsewhere within the United States. The place of such meetings shall be fixed in, or determined in the manner provided in, the by-laws.

          Each director or officer, present or former, of the corporation or of any other corporation a majority of the stock of which is owned by the corporation, shall be indemnified by the corporation against all costs and expenses, including attorneys' fees, reasonably incurred by or imposed upon him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been such director or officer, such expenses to include the cost of reasonable settlements (other than amounts paid to the corporation itself) made with a view to curtailing costs of litigation. The corporation shall not, however, indemnify any such director or officer with respect to matters as to which he shall, in writing, voluntarily have waived, or as to which he shall be finally adjudged in any such action, suit, or proceeding to have been derelict in the performance of his duty as such director or officer, or in respect of any matter on which any settlement or compromise is effected, if the total expense, including the cost of such settlement, shall substantially exceed the expense which might reasonably be incurred by such director or officer in conducting such litigation to a final conclusion. The foregoing right of indemnification shall not be exclusive of other rights to which any such director or officer may be entitled as a matter of law. In determining the reasonableness of any settlement, the judgment of the Board of Directors shall be final.

          No contract or other transaction between this corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the directors, stockholders, or officers of this corporation is or are interested in, or is a member, stockholder, director, or officer, or are members, stockholders, directors, or officers of such other firm or corporation; and any director, stockholders, or officer or officers, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested, and no contract, act, or transaction of this corporation with any person or persons, firm, association or corporation, shall be affected

                                                          ALTERNATE ENERGY, INC.

PAGE 6A: Continuation

or invalidated by reason of the fact that any director or directors, stockholder or stockholders or officer or officers of this corporation is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director, stockholder or officer of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any firm, association, or corporation in which he may be anywise interested.

          The corporation may be a partner in any business enterprise which said corporation would have power to conduct by itself.

                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

                                  ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is:
Suite 27C, 1500 Providence Highway
Norwood, MA 02062

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

         NAME                         RESIDENCE                  POST OFFICE ADDRESS
PRESIDENT:  Robert J. Gundersen       18 Harwich Circle          18 Harwich Circle
                                      Westwood, MA 02090         Westwood, MA 02090

TREASURER:  Jennifer A. Gundersen     6 Mohavy Road              6 Mohavy Road
                                      Worcester, MA              Worcester, MA

CLERK:  Robert J. Gundersen           18 Harwich Circle          18 Harwich Circle
                                      Westwood, MA 02090         Westwood, MA 02090

DIRECTORS:  Robert J. Gundersen       18 Harwich Circle          18 Harwich Circle
                                      Westwood, MA 02090         Westwood, MA 02090

            Joan M. Gundersen         18 Harwich Circle          18 Harwich Circle
                                      Westwood, MA 02090         Westwood, MA 02090

c. The fiscal year of the corporation shall end on the last day of the month of:
December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is: None

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 4th day of January 1993.


/s/ Joy V. Fuller            133 Commander Shea Blvd., #714, N. Quincy, MA 02171
--------------------------------------------------------------------------------
Joy V. Fuller


/s/ Robert J. Gundersen      18 Harwich Circle, Westwood, MA 02090
--------------------------------------------------------------------------------
Robert J. Gundersen

NOTE: [ILLEGIBLE]

                                                      41707

                        THE COMMONWEALTH OF MASSACHUSETTS


                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12


     I hereby certify that, upon an examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing for in the amounts of $ 200 having been paid, said articles are deemed to have been filed with me this 7th day of January 1993

Effective Date

                           /s/ Michael Joseph Connolly
                           ---------------------------
                             MICHAEL JOSEPH CONNOLLY
                               SECRETARY OF STATE

FILING FEE: 1/10 of 1% of the total amount of the authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar or no par stock shall be deemed to have a par value of one dollar per share.


PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT


                                              A TRUE COPY ATTEST

                                          /s/ William Francis Galvin
                                            WILLIAM FRANCIS GALVIN
                                         SECRETARY OF THE COMMONWEALTH

                                            DATE 7/16/02  CLERK A.A.


Robert J. Gundersen
1500 Providence Highway, Suite 27C
Norwood, MA 02062
Telephone: 617 - 551 - 0875

                                 FEDERAL IDENTIFICATION   FEDERAL IDENTIFICATION
                                 No. 000686260 (M)        No. 04-3185025 (S)

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF / *MERGER
                    (GENERAL LAWS, CHAPTER 156B, SECTION 78)

/ *merger of                               (M)  AE Acquisition, Inc.,
                                               ---------------------------------
                                                a Massachusetts corporation
                                           (S)  Alternate Energy, Inc.,
                                               ---------------------------------
                                                a Massachusetts corporation
                                               ---------------------------------

                                               ---------------------------------

                                               --------------------------------,

                                              the constituent corporations, into

                                                Alternate Energy, Inc.,
                                               ---------------------------------
                                                a Massachusetts corporation

                                         / *one of the constituent corporations.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of / *merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The / *surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the / *merger determined pursuant to the agreement of / *merger shall be the date approved and filed by the Secretary of the Commonwealth if a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing:

3. (FOR A MERGER)
** The following amendments to the Articles of Organization of the SURVIVING corporation have been effected pursuant to the agreement of merger

     Articles II, III, VI and VIII

     See Attachment 3


* DELETE THE INAPPLICABLE WORD      ** IF THERE ARE NO PROVISIONS STATE "None."
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE
ARTICLE MUST BE MADE ON A SINGLE SHEET AS LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

(For a consolidation)

(a) The purpose of the RESULTING corporation is to engage in the following business activities:

(b) State the total number of shares and the par value, if any, of each class of stock which the RESULTING corporation is authorized to issue.

     WITHOUT PAR VALUE                         WITH PAR VALUE
--------------------------------------------------------------------------------
  TYPE       NUMBER OF SHARES          TYPE       NUMBER OF SHARES  PAR VALUE
--------------------------------------------------------------------------------
Common:                                Common:

Preferred:                             Preferred:


**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:


** If there are no provisions state "None".

                                  ATTACHMENT 3

3.   (FOR A MERGER)
     The following amendments to the Articles of Organization of the SURVIVING corporation have been effected pursuant to the agreement of merger:

                                   ARTICLE II

     The purpose of the corporation is to engage in the following business activities:

     (a)  To engage in the business of waste disposal.

     (b) To carry on any business or other activity which may lawfully be carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the preceding paragraph.

                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

        WITHOUT PAR VALUE                         WITH PAR VALUE
--------------------------------------------------------------------------------
  TYPE          NUMBER OF SHARES          TYPE    NUMBER OF SHARES  PAR VALUE
--------------------------------------------------------------------------------
Common:              None                Common:       5,000           $.01

Preferred:           None                Preferred:    None


                                   ARTICLE IV

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                    See Attachment 6.

                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (POST OFFICE BOXES ARE NOT ACCEPTABLE) of the principal office of the corporation in MASSACHUSETTS is:

          115 Washington Street, Holliston, MA 01746

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                  NAME                  RESIDENTIAL ADDRESS          POST OFFICE ADDRESS
President:        John W. Casella       67 Ives Avenue               Casella Waste Systems, Inc.
                                        Rutland, VT 05701            25 Greens Hill Lane
                                                                     Rutland, VT 05701
Vice President    Jerry S. Cifor        Manchester West Road         Casella Waste Systems, Inc.
and Assistant                           Manchester, VT 05254         25 Greens Hill Lane
Clerk:                                                               Rutland, VT 05701
Treasurer:        Douglas R. Casella    3 Stonehollow                Casella Waste Systems, Inc.
                                        Mendon, VT 05701             25 Greens Hill Lane
                                                                     Rutland, VT 05701
Clerk:            James W. Bohlig       Russellville Road            Casella Waste Systems, Inc.
                                        Box 1043                     25 Greens Hill Lane
                                        Cuttingsville, VT 05738      Rutland, VT 05701
Directors:        John W. Casella       67 Ives Avenue               Casella Waste Systems, Inc.
                                        Rutland, VT 05701            25 Greens Hill Lane
                                                                     Rutland, VT 05701
                  Douglas R. Casella    3 Stonehollow                Casella Waste Systems, Inc.
                                        Mendon, VT 05701             25 Greens Hill Lane
                                                                     Rutland, VT 05701
                  James W. Bohlig       Russellville Road            Casella Waste Systems, Inc.
                                        Box 1043                     25 Greens Hill Lane
                                        Cuttingsville, VT 05738      Rutland, VT 05701

[ILLEGIBLE]

                                  ATTACHMENT 6

6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

6A.  LIMITATION OF DIRECTOR LIABILITY

Except to the extent that Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

6B.  INDEMNIFICATION

     1. The Corporation shall, to the fullest extent permitted by the applicable provisions of Chapter 156B of the Massachusetts General Laws, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, unless such Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     2. Notwithstanding the provisions of Section 1 of this Article, in the event that a pending or threatened action, suit or proceeding is compromised or settled in a manner which imposes any liability or obligation upon an Indemnitee in a matter for which such Indemnitee would otherwise be entitled to indemnification hereunder, no indemnification shall be provided to such Indemnitee with respect to such matter if it is determined that such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interest of the participants oR beneficiaries of such employee benefit plan.

     3. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

     4. In the event that the corporation does not assume the defense of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, the corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and FURTHER PROVIDED that no such advancement of expenses shall be made if it is determined that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     5. All determinations hereunder as to the entitlement of an Indemnitee to indemnification of advancement of expenses shall be made by: (a) a majority vote of a quorum of the directors of the corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question,
(c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

     6. The corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation. In addition, the corporation shall not indemnify any such Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the corporation makes any indemnification payments to any such Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the corporation to the extent of such insurance reimbursement.

     7. The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or directors or otherwise, and
(ii) shall inure to the benefit of the heirs, executors and administrators of such Indemnities. The corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to or greater or less than those set forth in this Article.

6C.       OTHER PROVISIONS

          (a) The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision of such by-laws which by law or these Articles or the by-laws requires action by the stockholders.

          (b) Meetings of the stockholders of the corporation may be held anywhere in the United States.

          (c) The corporation shall have the power to be a partner in any business enterprise which this corporation would have the power to conduct by itself.

          (d) The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding), may (i) authorize any amendment to its Articles or Organization pursuant to Section 71 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, (ii) authorize the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, pursuant to Section 75 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, and (iii) approve an agreement of merger or consolidation pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws, as amended from time to time.

4. The information contained in Item 4 is NOT A PERMANENT part of the Articles of Organization of the *surviving corporation.

(a) The street address of the *surviving corporation in Massachusetts is: (POST OFFICE BOXES ARE NOT ACCEPTABLE)

          115 Washington Street, Holliston, Massachusetts 01746

(b) The name, residential address, and post office address of each director and officer of the *surviving corporation is:

                   NAME               RESIDENTIAL ADDRESS              POST OFFICE ADDRESS
President:    John W. Casella       67 Ives Avenue             Casella Waste Systems, Inc.
                                    Rutland, VT 05701          25 Greens Hill Lane, Rutland, VT 05701
Treasurer:    Douglas R. Casella    3 Stonehollow              Casella Waste Systems, Inc.
                                    Mendon, VT 05701           25 Greens Hill Lane, Rutland, VT 05701
Clerk:        James W. Bohlig       Russellville Road          Casella Waste Systems, Inc.
                                    Box 1043                   25 Greens Hill Lane, Rutland, VT 05701
                                    Cuttingsville, VT 05738
Directors:    John W. Casella       67 Ives Avenue             Casella Waste Systems, Inc.
                                    Rutland, VT 05701          25 Greens Hill Lane, Rutland, VT 05701
              Douglas R. Casella    3 Stonehollow              Casella Waste Systems, Inc.
                                    Mendon, VT 05701           25 Greens Hill Lane, Rutland, VT 05701
              James W. Bohlig       Russellville Road          Casella Waste Systems, Inc.
                                    Box 1043                   25 Greens Hill Lane, Rutland, VT 05701
                                    Cuttingsville, VT 05738

Vice President
and Assistant
Clerk:        Jerry S. Cifor        Manchester West Road       Casella Waste Systems, Inc.
                                    Manchester, VT 05254       25 Greens Hill Lane, Rutland, VT 05701


(c) The fiscal year (i.e. tax year) of the / *surviving corporation shall end on the last day of the month of: May 31

(d) The name and business address of the resident agent, if any, of the *surviving corporation is:

    Robert J. Gundersen
    c/o Alternate Energy, Inc.,  115 Washington Street, Holliston,   MA   01746

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of *merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

                                      /s/ John W. Casella   *President /
---------------------------------------------------------

                                          /s/ Jerry S. Cifor  *Clerk /
-----------------------------------------------------------

of AE Acquisition, Inc.
--------------------------------------------------------------------------------
                             (NAME OF CONSTITUENT CORPORATION)


                                                   *President / *Assistant Clerk
---------------------------------------------------

                                                        *Clerk / *Vice President
--------------------------------------------------------

of Alternate Energy, Inc.
   -----------------------------------------------------------------------------
                        (NAME OF CONSTITUENT CORPORATION)

* DELETE THE INAPPLICABLE WORDS

4. The information contained in Item 4 is NOT A PERMANENT part of the Articles of Organization of the *surviving corporation.

(a) The street address of the *surviving corporation in Massachusetts is:
(POST OFFICE BOXES ARE NOT ACCEPTABLE)

          115 Washington Street, Holliston, Massachusetts 01746

(b) The name, residential address, and post office address of each director and officer of the *surviving corporation is:

                      NAME             RESIDENTIAL ADDRESS            POST OFFICE ADDRESS
President:      John W. Casella       67 Ives Avenue            Casella Waste Systems, Inc.
                                      Rutland, VT 05701         25 Greens Hill Lane, Rutland, VT 05701
Treasurer:      Douglas R. Casella    3 Stonehollow             Casella Waste Systems, Inc.
                                      Mendon, VT 05701          25 Greens Hill Lane, Rutland, VT 05701
Clerk:          James W. Bohlig       Russellville Road         Casella Waste Systems, Inc.
                                      Box 1043                  25 Greens Hill Lane, Rutland, VT 05701
                                      Cuttingsville, VT 05738
Directors:      John W. Casella       67 Ives Avenue            Casella Waste Systems, Inc.
                                      Rutland, VT 05701         25 Greens Hill Lane, Rutland, VT 05701
                Douglas R. Casella    3 Stonehollow             Casella Waste Systems, Inc.
                                      Mendon, VT 05701          25 Greens Hill Lane, Rutland, VT 05701
                James W. Bohlig       Russellville Road         Casella Waste Systems, Inc.
                                      Box 1043                  25 Greens Hill Lane, Rutland, VT 05701
                                      Cuttingsville, VT 05738

Vice President
and Assistant
Clerk:          Jerry S. Cifor        Manchester West Road      Casella Waste Systems, Inc.
                                      Manchester, VT 05254      25 Greens Hill Lane, Rutland, VT 05701

(c) The fiscal year (i.e. tax year) of the *surviving corporation shall end on the last day of the month of: May 31

(d) The name and business address of the resident' agent, if any, of the *surviving corporation is:
     Robert J. Gundersen
     c/o Alternate Energy, Inc., 115 Washington Street, Holliston, MA 01746

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of *merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

                                                              *President
-------------------------------------------------------------

                                                                  *Clerk
-----------------------------------------------------------------

of AE Acquisition, Inc.
   -----------------------------------------------------------------------------
                        (NAME OF CONSTITUENT CORPORATION)


/s/ [ILLEGIBLE]                                               *President / *
-------------------------------------------------------------

/s/ [ILLEGIBLE]                                                   *Clerk / *
-----------------------------------------------------------------

of Alternate Energy, Inc.
   -----------------------------------------------------------------------------
                        (NAME OF CONSTITUENT CORPORATION)

* DELETE THE INAPPLICABLE WORDS

                                                                         # 84991

                        THE COMMONWEALTH OF MASSACHUSETTS

                      ARTICLES OF *CONSOLIDATION / *MERGER
                    (GENERAL LAWS, CHAPTER 156B, SECTION 78)

================================================================================

I hereby approve the within Articles of *Consolidation / *Merger and, the filing fee in the amount of $ 250 having been paid, said articles are deemed to have been filed with me this 3rd day of February in 2000

EFFECTIVE DATE:
               ----------------------------------


                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH

                                     [SEAL]

                               A TRUE COPY ATTEST
                           /s/ William Francis Galvin
                             WILLIAM FRANCIS GALVIN
                         SECRETARY OF THE COMMONWEALTH
                             DATE 7/16/02 CLERK A.A

                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

Donna A. Pace

CORPORATE PARALEGAL
-------------------------------
Hale and Dorr LLP
60 STATE STREET
-------------------------------

BOSTON, MA 02109

Telephone (617) 526-5179